Exhibit 10.1
ADDENDUM NO 10 TO THE
PROTOCOL OF CEREAL PARTNERS WORLDWIDE
JENNY CRAIG EXCEPTION TO THE PRODUCT “TERRITORY” OF THE JV
The following sets forth the understanding of General Mills, Inc (“GMI”) and Nestlé SA (NSA) with respect to Jenny Craig distributing Jenny Craig branded breakfast cereals in Europe. CPW SA is a party to this understanding.
Jenny Craig is part of the Nestlé Nutrition Weight Management business unit of Nestlé.
The Jenny Craig Weight Loss Programme is a weight loss programme that comprises three elements: a range of dietician-designed nutritionally balanced, portion-controlled meals and snacks; a personal consultant and help on hand 24/7; personalised menu plan meals sent in portion-controlled packs direct to the clients home or office.
CPW SA has authorized a small scale test launch of Jenny Craig breakfast cereals as part of the Jenny Craig Weight Loss Programme in the UK in 2009.
The Jenny Craig Weight Loss Programme also include a Jenny Craig cereal bar for snacks.
CPW has agreed to supply the Jenny Craig breakfast cereals and cereal bars to Nestlé.
Consequently, GMI, NSA and CPW SA agree as follows:
1.	Nestlé through its Nestlé Nutrition Weight Management business unit is authorized to distribute in the European Union breakfast cereal under the brand Jenny Craig as part of the Jenny Craig Weight Loss Programme. Risks and benefits of this business are for Nestlé.

2.	Unless otherwise agreed between CPW and Nestlé, CPW will be the sole supplier of Jenny Craig breakfast cereals and cereal bars to Nestlé under terms and conditions to be agreed.

3.	This authorization is only for Jenny Craig branded breakfast cereals included in the Jenny Craig Weight Loss Programme and distributed via the Jenny Craig direct to consumer distribution model. The product shall not be sold in the retail or out of home channels.
It is effective January 1, 2010.
Capitalized terms not defined herein shall have the meaning assigned in the Protocol.

NESTLE S.A.	GENERAL MILLS, INC.

/s/ [illegible]	/s/ Chris O’Leary

CPW S.A.

/s/ Christi Strauss